Exhibit 99.1

INTERNATIONAL ASSETS AGREES TO ACQUIRE SPECIALIST FX TRADING BUSINESS BASED IN LONDON

New York – June 28, 2004 – International Assets Holding Corp. (the “Company”) (Nasdaq:IAAC) today announced that it is has reached agreement with Global Currencies Holdings Limited (Global) to acquire its specialist foreign exchange trading business. Under the proposed mechanics of the transaction, International Assets will purchase a newly formed Company from Global shareholders which will own the trading and marketing team, customer relationships and other contractual agreements constituting the foreign exchange business of Global. International Assets will not be acquiring the shares of Global or the other businesses currently operated by Global. Closing of this transaction is subject to a number of conditions and, subject to the fulfillment of these conditions, is anticipated on or around July 7, 2004.

At the closing, the sellers will receive $1.0 million in cash and 150,000 shares of common stock of International Assets. The sellers will agree not to resell one-half of these shares for a period of 12 months after the closing and not to resell the remaining one-half for a period of 24 months after the closing. The purchase consideration will also include contingent future payments equal to 20% of gross foreign exchange trading revenues generated by International Assets through the end of 2006 (subject to certain minimum and maximum payments). International Assets expects to fund the initial cash payment, as well as working capital to operate the acquired trading operations from its current cash resources.

Global has, since it began operations in 1986, become an established player providing non-for-profit organizations with foreign exchange and treasury services in the less liquid emerging markets. Global has relationships with over 250 non-governmental and charitable organizations in the U.S. and Europe and facilitates a significant portion of the aid flows to over 100 emerging markets countries through a wide network of counterparties. Gross foreign exchange trading revenue from Global’s foreign exchange and treasury services business, based on un-audited divisional management accounts, was approximately $5.5 million for the 12 months ended December 31, 2003.

Sean O’Connor, our CEO, stated that “This is a unique opportunity for International Assets to expand our existing foreign exchange trading activity by acquiring an established niche business with a large customer base and broad geographic focus. We expect that this transaction will be accretive to our earnings per share during the next 12 months. In addition, we have now realized our strategic goal of establishing a London platform that will allow us, over time, to expand the scale and scope of our other trading activities.”

Scott Branch, our President,- said: “Despite being a private company with limited financial resources, Global has been extremely successful in becoming the leading player in this niche market. The management of both International Assets and Global believe that the acquisition of the trading business by a larger, public company will allow this business to realize its full potential. For this reason, and to mitigate our financial and integration risk, the sellers will participate with International Assets in the revenues of the foreign exchange business until the end of 2006.”

About International Asset Holding Corporation (Nasdaq IAAC)

International Assets Holding Corporation and its subsidiaries (the “Company”) form a financial services group focused on select international markets. The Company uses its capital and expertise to facilitate wholesale cross-border financial flows through market making and trading of international financial instruments and commodities. The Company’s activities are currently divided into three functional areas; international equities market-making, international debt capital markets and commodities/foreign exchange trading. The Company was formed in October 1987 and has three wholly-owned subsidiaries; INTL Trading, Inc. a NASD member broker dealer, INTL Assets, Inc. and IAHC Bermuda, Ltd. The Company has been publicly traded since 1994. Additional information regarding the Company is available on the Company’s web site at www.intlassets.com.

Certain statements in this document may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including adverse changes in economic, political and market conditions, losses from the Company’s market-making and trading activities arising from counter-party failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

Contact: Scott Branch, President,

International Assets Holding Corporation

Altamonte Springs, FL 32701

Scott Branch, Phone (888) 345-4685 x 335